Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of 2C Global Systems, Inc. a Nevada corporation (the “Company”), on Form 10-KSB for the annual period ending December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Roderick Bartlett, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Roderick Bartlett

Roderick Bartlett

Chief Executive Officer

Date: March 30, 2007